Exhibit 99.2

12600 Hill Country Blvd. Suite R-100, Austin, Texas 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES CONTINUES SUCCESSFUL EXECUTION OF CAPITAL RECYCLING PROGRAM

SELLS 10 HOTELS FOR $150.1 MILLION

ACQUIRES TWO HOTELS FOR $83.0 MILLION

Austin, Texas, October 20, 2015 — Summit Hotel Properties, Inc., (NYSE: INN) (the “Company”) announced today that on October 15, 2015, it completed the sale of tranche one of the previously announced sale of 26 hotels, to affiliates of American Realty Capital Hospitality Trust, Inc. (“ARCH”) for a total sales price of $150.1 million.

Additionally, the Company completed the acquisition of the Hyatt House hotel located in Miami, Florida, and the Courtyard by Marriott hotel in Atlanta (Decatur), Georgia, on October 19 and October 20, 2015, respectively, for an aggregate purchase price of $83.0 million.

“We are thrilled with the success of our capital recycling program.  This transformation into higher quality premium select-service assets demonstrates our commitment to thoughtful capital allocation.  The execution of this strategy will continue to create long-term value for our shareholders,” said President and Chief Executive Officer, Daniel P. Hansen.

Since the transaction to dispose of 26 hotels for a total sales price of $347.4 million was announced in June 2015, the Company has completed $198.8 million of acquisitions and has an additional $109.0 million of acquisitions under contract.

Hotel Acquisitions

The Company acquired the 156-guestroom Hyatt House hotel located in Miami, Florida, for a total purchase price of $39.0 million and entered into a management agreement with Interstate Hotels & Resorts.  The Company plans to spend approximately $4.8 million on capital improvements at the property in 2016, and estimates a capitalization rate, including planned capital expenditures, in the range of 8.0 percent to 8.5 percent based on management’s current estimate of the hotel’s 2017 net operating income.  The Company currently estimates the hotel will contribute approximately $0.7 million of earnings before interest, taxes, depreciation and amortization (“EBITDA”) through the balance of 2015.

Located in the Waterford Corporate Park, and adjacent to the Miami International Airport, the Hyatt House is surrounded by several Fortune 500 companies including FedEx, Avaya, Caterpillar, Estee Lauder Companies, Hewlett-Packard, Hasbro and Proctor & Gamble, making this hotel a great addition to the Company’s portfolio.  Leisure demand is driven mainly through travelers’ utilizing the Miami International Airport.

The Company also acquired the 179-guestroom Courtyard by Marriott located in Atlanta (Decatur), Georgia, for a total purchase price of $44.0 million and entered into a management agreement with Interstate Hotels & Resorts.  The Company plans to spend approximately $0.5 million on capital improvements in 2016, and estimates a capitalization rate, including planned capital expenditures, in the range of 8.0 percent to 8.5 percent based on management’s current estimate of the hotel’s 2016 net operating income.  The Company currently estimates the hotel will contribute approximately $0.6 million of EBITDA through the balance of 2015.

The Courtyard by Marriott Atlanta (Decatur), Georgia, is located in downtown Decatur, which is approximately six miles outside of downtown Atlanta.  The area’s largest demand generators include AT&T, Emory University and Hospital, and ABC Studios.  With a state of the art lobby, and fifteen thousand square feet of meeting space, the hotel is well-suited to accommodate a variety of meetings and events.

“We are excited about the unique opportunity to add this high-quality hotel to our portfolio.  The Courtyard Decatur’s expanded meeting, conference and catering space allows for a small group presence while delivering the attractive margins we expect from the premium select-service segment,” said Hansen.

Hotel Dispositions

The Company closed on the first tranche of the previously announced disposition of 26 hotels to affiliates of ARCH, which included 10 hotels containing 1,090 guestrooms, for a total sales price of $150.1 million.  The Company estimates the hotels would have contributed approximately $2.3 million of EBITDA through the balance of 2015.  The aggregate sales price of $347.4 million for all 26 hotels represents a capitalization rate of 7.5 percent, including estimated capital improvements, for the trailing twelve months ended September 30, 2015.

LOCATION	ROOMS	SALE DATE
Hampton Inn - Medford, OR	75	10/15/2015
DoubleTree - Baton Rouge, LA	127	10/15/2015
Fairfield Inn & Suites - Baton Rouge, LA	78	10/15/2015
SpringHill Suites - Baton Rouge, LA	78	10/15/2015
TownePlace Suites - Baton Rouge, LA	90	10/15/2015
Hampton Inn & Suites - El Paso, TX	139	10/15/2015
Hampton Inn - Ft. Wayne, IN	118	10/15/2015
Residence Inn - Ft. Wayne, IN	109	10/15/2015
Courtyard - Flagstaff, AZ	164	10/15/2015
SpringHill Suites - Flagstaff, AZ	112	10/15/2015
	1,090

The sale of the remaining properties is scheduled to close in two separate tranches totaling $197.3 million, with expected sales dates of December 2015 and the first quarter 2016.  The agreements are subject to customary and standard closing conditions.

Below is an updated list of the remaining hotels included in the portfolio disposition:

LOCATION	ROOMS	ESTIMATED SALE DATE
Residence Inn - Jackson, MS	100	Dec-15
Holiday Inn Express - Vernon Hills, IL	119	Dec-15
Courtyard - Germantown, TN	93	Dec-15
Courtyard - Jackson, MS	117	Dec-15
Fairfield Inn & Suites - Germantown, TN	80	Dec-15
Residence Inn - Germantown, TN	78	Dec-15
Aloft - Jacksonville, FL	136	Dec-15
Staybridge Suites - Ridgeland, MS	92	Dec-15
Homewood Suites - Ridgeland, MS	91	Dec-15
Courtyard - El Paso, TX	90	Dec-15
Fairfield Inn & Suites - Spokane, WA	84	2016 – Q1
Fairfield Inn & Suites - Denver, CO	160	2016 – Q1
SpringHill Suites - Denver, CO	124	2016 – Q1
Hampton Inn - Ft. Collins, CO	75	2016 – Q1
Fairfield Inn & Suites - Bellevue, WA	144	2016 – Q1
Hilton Garden Inn - Ft. Collins, CO	120	2016 – Q1
	1,703

About Summit Hotel Properties

Summit Hotel Properties, Inc., is a publicly-traded real estate investment trust focused primarily on owning premium-branded, select-service hotels in the upscale and upper midscale segments of the lodging industry.  As of October 20, 2015, the Company’s portfolio consisted of 87 hotels with a total of 11,420 guestrooms located in 24 states.

For additional information, please visit the Company’s website, www.shpreit.com.

Contact:

Adam Wudel

Vice President - Finance

Summit Hotel Properties

(512) 538-2325

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would,” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize embedded growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth,  AFFO,  AFFO per diluted unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.